UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2021

Commission file number 000-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5301 Hollister, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $0.01	DXPE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2021, the Board of Directors (the “Board”) of DXP Enterprises, Inc. (the “Company”) elected Mrs. Karen Hoffman as a director on the Board, effective October 29, 2021. In accordance with the Company’s Amended and Restated Bylaws, Mrs. Hoffman will serve as a director until the 2022 Annual Meeting of Shareholders or until her successor is duly elected and qualified or her earlier resignation or removal.

Mrs. Hoffman will receive the same compensation as other non-employee Company directors, as described in the section titled “Compensation of Directors” of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2021.

There is no arrangement or understanding between Mrs. Hoffman and any other persons pursuant to which Mrs. Morris was appointed as a director, and Mrs. Hoffman is not party to any transactions that would be reportable under Item 404(a) of Regulation S-K.

Mrs. Hoffman will serve as a member of our Audit, Compensation, and Nomination and Governance Committees of our Board.

On November 1, 2021, the Company issued a press release announcing the appointment of Mrs. Hoffman to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

Exhibit 99.1	Press Release dated November 1, 2021

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

November 1, 2021	By:	/s/ Kent Yee
Kent Yee
Senior Vice President/Finance and Chief Financial Officer

	By:	/s/ Gene Padgett
Gene Padgett
Senior Vice President/Chief Accounting Officer